UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

IVANHOE ENERGY INC.

(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 654 – 999 Canada Place
Vancouver, BC, Canada		V6C 3E1

(Address of Principal Executive Office)		(Zip Code)
(604) 688-8323

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                    Bankruptcy or Receivership.

On June 2, 2015, Ivanhoe Energy Inc. announced that, despite considerable efforts by the company, the Proposal Trustee (Ernst & Young Inc.) and major creditors of the company, the parties have been unable to reach a viable restructuring proposal under the Bankruptcy and Insolvency Act (Canada) (BIA).

As previously disclosed on February 20, 2015, the company filed a Notice of Intention to Make a Proposal (Notice of Intention) pursuant to the provisions of Part III of the BIA. Pursuant to the Notice of Intention, Ernst & Young (EY) was appointed as the trustee in the company's proposal proceedings and in that capacity, EY has been assisting the company in its efforts to restructure its outstanding debt.

Ivanhoe announced on May 4, 2015, that the Court of Queen’s Bench of Alberta approved an application for an extension for the company to file its restructuring proposal with the Official Receiver under the BIA from May 5, 2015 to June 1, 2015.

Since filing the Notice of Intention, the company has been working diligently with EY and major creditors to create a proposal for presentation to all of its creditors. Court materials and other information about the BIA proceedings are available on the Proposal Trustee's website at www.ey.com/ca/ivanhoeenergy.

As the efforts by the company and the Proposal Trustee to reach a viable restructuring proposal have not been successful, by operation of the law under the BIA, the company was deemed bankrupt as of 11:59pm MDT on June 1, 2015.

A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01              Financial Statements and Exhibits.

             (d)            Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated June 2, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated:  June 1, 2015

IVANHOE ENERGY INC.
By:	/s/ William Parry
Name: William Parry Title: Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated June 2, 2015